EXHIBIT 99.1

Confidential

MDSI MOBILE DATA SOLUTIONS INC.

AUDIT COMMITTEE
TERMS OF REFERENCE

AUTHORITY

Primary responsibility for the Company’s financial reporting, accounting systems and internal controls is vested in senior management and is overseen by the Board of Directors. The Audit Committee is a standing committee of the Board established to assist it in fulfilling its responsibilities in this regard.

The Audit Committee shall have unrestricted access to Company personnel and documents and will be provided with the resources necessary to carry out its responsibilities. The Audit Committee shall have the authority and funding (SOX 301) to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

STRUCTURE

•	The Audit Committee shall be composed of a minimum of three directors, each of whom shall:

•	be “independent” within the meaning of all applicable securities laws and the rules and regulations of all exchanges and quotation systems on which the Company’s securities are listed or quoted for trading (collectively, the “Applicable Securities Laws”), except that the Audit Committee may include one or more members that are not “independent”, if and only to the extent permitted by all Applicable Securities Laws;

•	not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

•	meet the financial literacy requirements of Applicable Securities Laws.

•	In addition, at least one member of the Audit Committee shall:

•	have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and

•	be considered a “financial expert” and disclosed in accordance with Applicable Securities Laws (SOX 407).

•	Members shall serve two-year terms and may serve consecutive terms.

•	The chairperson shall be an outside director appointed by the Board for a one-year term, and may serve any number of consecutive terms.

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•	The chairperson shall, in consultation with management and the external auditors, establish the agenda for the meetings and ensure that properly prepared agenda materials are circulated to members with sufficient time for study prior to the meeting.

•	The Audit Committee shall have direct communication with each of management and the external auditors (TSX), meet at least four times per year and may call special meetings as required. A quorum at meetings of the Audit Committee shall be three members provided the majority of the quorum are independent directors.

•	The minutes of the Audit Committee meetings shall accurately record the decisions reached and shall be distributed to all directors with copies to the chief financial officer, and the external auditors.

RESPONSIBILITIES

Supervision of External Auditors

The Audit Committee shall be directly responsible for the following tasks:

•	Select the firm of external auditors to be proposed for election as the external auditors of the Company, oversee the work of the Company’s external auditors, and subject to relevant corporate and securities law requirements, fix the compensation of the external auditors. The independent auditors will report directly to the Audit Committee and the Audit Committee will oversee the resolution of disagreements between management and the external auditor if they arise (SOX 301).

•	Pre-approve all audit services and all non-audit services proposed to be undertaken by the Company’s external auditors. The Audit Committee is permitted to delegate the authority to grant pre-approvals to one or more designated members of the Audit Committee who are independent directors of the Company, provided that the decisions of any such member or members are presented to the full committee at each of its scheduled meetings. The external auditors shall not engage in any audit services or non-audit services unless pre-approved in accordance with this paragraph or exempted from the pre-approval requirements of all Applicable Securities Laws.

•	Obtain from the external auditors a formal written statement, in accordance with Applicable Securities Laws, delineating all relationships between the auditor and the Company, actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the external auditors.

•	Hold discussions with the external auditors covering

•	critical accounting policies and estimates;

•	alternative treatments of financial information under generally accepted accounting principles discussed with management together with preferred treatment of the auditor; and

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•	other material communication between management and the independent auditor including but not limited to the management letter and schedule of unadjusted differences (SOX 204).

Annual Financial Information

•	Review the annual financial statements and recommend their approval to the Board, after discussing matters such as the selection of accounting policies, major accounting judgements, accruals and estimates with management.

•	Review the other financial information included in the annual report.

•	Review the annual report under Applicable Securities Laws.

•	Review all financial news releases.

•	Review the Management Discussions and Analysis (MD&A).

•	Review the planning and results of the external audit, including:

•	the auditor's engagement letter;

•	the reasonableness of the estimated audit fees;

•	the scope of the audit, including materiality, locations to be visited, audit reports required, areas of audit risk, timetable, deadlines and coordination with internal audit;

•	the post-audit management letter together with management's response;

•	the form of the audit report;

•	any other related audit engagements (e.g., audit of the company pension plan);

•	reviewing management's certifications over internal control over financial reporting and fraud;

•	non-audit services performed by the auditor;

•	assessing the auditor's performance;

•	recommending the auditor for appointment by the Board; and

•	meeting privately with the auditors to discuss pertinent matters, including the quality of accounting personnel.

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Interim Financial Statements

•	Obtain reasonable assurance on the process for preparing reliable quarterly interim financial statements from discussions with management and, where appropriate, reports from the external and internal auditors.

•	Review and engage the external auditors to review, as required under Applicable Securities Laws, the quarterly interim financial statements.

•	Review and obtain reasonable assurance from management about the process for ensuring the reliability of other public disclosure documents that contain audited and unaudited financial information.

•	Reviewing management’s certifications over internal control over financial reporting and fraud.

Accounting System and Internal Controls

•	Obtain reasonable assurance from discussions with and/or reports from management, and reports from external and internal auditors that the Company’s accounting systems are reliable and that the prescribed internal controls are operating effectively (this is particularly important where the Company is dependent on complex EDP systems).

•	Direct the auditors’examinations to particular areas.

•	Request the auditors to undertake special examinations (e.g., review compliance with conflict of interest policies).

•	Review control weaknesses identified by the external and internal auditors, together with management’s response.

•	Review the appointments of the chief financial officer and key financial executives.

•	Review accounting and financial human resources and succession planning within the corporation.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Internal Audit

•	Review the terms of reference of the internal audit function and the appointment of the director on internal audit.

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•	Review the resources, budget, reporting relationships and planned activities of the internal audit function.

•	Review internal audit findings and determine that they are being properly followed up.

Statutory Responsibilities

Ensure compliance by the corporation of any regulatory requirements.

Other Responsibilities

Additional responsibilities to be defined as required.

These responsibilities may include:

•	Reviewing prospectuses and other offering memoranda;

•	Monitoring compliance with the corporate code of conduct;

•	Investigating fraud, illegal acts or conflicts of interest;

•	Discussing selected issues with corporate counsel;

•	Reviewing compliance with environmental codes of conduct and legislation.

Liaison with Other Audit Committees of Subsidiary Companies in the Consolidated Group

•	Review the mandate and terms of reference of the subsidiary’s Audit Committee.

•	Review the report(s) of the subsidiary’s Audit Committee to its Board of Directors.

•	Follow up, as appropriate, with management, the chairperson of the Audit Committee or the audit partner of the subsidiary on any matters of concern.

Reporting

•	Report, through the chairperson, to the Board following each meeting on the major discussions and decisions made by the Audit Committee.

•	Report annually, through the Board, to the shareholders as required by Applicable Securities Laws on the Audit Committee’s responsibilities and how it has discharged them.

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•	Review the Audit Committee’s terms of reference annually and propose recommended changes to the Board.

REGULATIONS

1.

This committee, constituted by the Board of Directors, shall have the power, authority and discretion delegated to it by the Board which shall not include the power to fill vacancies in the Board or the power to change the membership of or fill vacancies in this committee and this committee shall conform to the regulations which may from time to time be imposed upon it by the Board.

2.

The Audit Committee may meet and adjourn, as it thinks proper. Questions arising shall be determined by a majority of votes of the members of the Audit Committee present, and in the case of an equality of votes, the chairman shall not have a second or casting vote.

3.

A resolution approved in writing by all members of the Audit Committee shall be valid and effective as if it had been passed at a duly called meeting. Such resolution shall be filed with the minutes of the proceedings of the Audit Committee and shall be effective on the date stated thereon or on the latest date stated in any counterpart.

4.	The Audit Committee shall keep regular minutes of its transactions and shall cause them to be recorded in the books kept for that purpose and shall distribute such minutes to the Board of Directors.

5.

The Board shall have the power at any time to revoke or override the authority given to or acts done by the Audit Committee except as to acts done before revocation or overriding and to terminate the appointment or change the membership of such committee and to fill vacancies in it.

6.	A majority of the members of the said committee shall constitute a quorum thereof, which quorum is to consist of a majority of independent directors.

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